UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, PDC Energy, Inc. (“PDC”) merged with SRC Energy Inc., a Colorado corporation (“SRC”) on January 14, 2020. Pursuant to the Agreement and Plan of Merger, dated as of August 25, 2019, by and between PDC and SRC, SRC merged with and into PDC, with PDC continuing as the surviving corporation (the “Merger”). PDC’s Current Report on Form 8-K filed on January 14, 2020 contained the historical financial statements of SRC and the pro forma financial information giving effect to the Merger, and the related notes thereto, required to be filed pursuant to Item 9.01 of Form 8-K as a result of the Merger.

This Current Report on Form 8-K provides (i) the consolidated financial statements of SRC and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and (ii) the unaudited pro forma combined consolidated statement of operations of PDC for the year ended December 31, 2019, presented as if the Merger had occurred on January 1, 2019. This information is being provided to satisfy the requirements of Article 11 of Regulation S-X that may arise from time to time as a result of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The consolidated financial statements of SRC Energy Inc. and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019.
99.2	The unaudited pro forma combined consolidated statement of operations of PDC Energy, Inc. for the year ended December 31, 2019.
99.3	Consent of Deloitte & Touche, LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Nicole Martinet
General Counsel, Senior Vice President and Corporate Secretary